Exhibit 1.1

9,500,000 Shares

GIGOPTIX, INC.

Common Stock

UNDERWRITING AGREEMENT

August 21, 2015

Cowen and Company, LLC

Roth Capital Partners, LLC

as representatives of the several Underwriters

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

c/o Roth Capital Partners, LLC

888 San Clemente Dr.

Newport Beach, CA 92660

Ladies and Gentlemen:

GigOptix, Inc., a Delaware corporation (the “Company”) proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named on Schedule I hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 9,218,000 shares (the “Firm Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), and the persons listed in Schedule II hereto (the “Selling Stockholders”), as stockholders of the Company, propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 282,000 shares of Common Stock (the “Selling Stockholder Shares”), with each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder’s name in Schedule II hereto. The Company also proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters an aggregate of up to 1,425,000 additional shares of Common Stock (the “Additional Shares”), as may be necessary to cover over-allotments made in connection with the offering. The Firm Shares and Additional Shares are collectively referred to as the “Company Shares”, and together with the Selling Stockholder Shares the “Shares.” Cowen and Company, LLC and Roth Capital Partners, LLC are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives,” or, each, a “Representative”.

The Company, the Selling Stockholders and the several Underwriters hereby agree as follows (the “Agreement”):

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-202832) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Such registration statement has been declared effective by the Commission. Such registration statement, including any amendments thereto (including post effective amendments thereto), the exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act and the Rules and Regulations, and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. The prospectus included in the Registration Statement at the time it was declared effective by the Commission is herein called the “Base Prospectus.”

The Company has filed or proposes to file with the Commission pursuant to Rule 424 under the Securities Act a preliminary prospectus supplement relating to (i) the Company Shares and (ii) the Selling Stockholder Shares (collectively, the “Preliminary Prospectus Supplement”) and a final prospectus supplement relating to (i) the Company Shares and (ii) the Selling Stockholder Shares (collectively, the “Final Prospectus Supplement”). The Final Prospectus Supplement together with the Base Prospectus is hereinafter called the “Final Prospectus.” The Final Prospectus together with the Preliminary Prospectus Supplement is hereinafter called the “Prospectus.” Any reference herein to the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Final Prospectus or a Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to the Rules and Regulations. Any reference herein to the Base Prospectus, the Final Prospectus or a Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 and Item 3 of Form S-8 under the Securities Act as of the date of such Prospectus.

The Company has prepared and filed with the Commission a registration statement on Form S-8 under the Securities Act and the Rules and Regulations relating to the Selling Stockholder Shares. Such registration statement, including any amendments thereto (including post effective amendments thereto), the exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Form S-8 under the Securities Act and the Rules and Regulations, and the documents and information otherwise deemed to be a part thereof or included therein under the Securities Act or pursuant to the Rules and Regulations, is herein called the “S-8 Registration Statement.”

For purposes of this Agreement, all references to the Registration Statement, the S-8 Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the S-8 Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Final Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, pro forma financial information and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the S-8 Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Final Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the S-8 Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2. Representations and Warranties of the Company and Selling Stockholders Regarding the Offering.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 4(c) below), except as otherwise indicated, as follows:

(i) At each applicable time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement, the S-8 Registration Statement and any post-effective amendments thereto conformed or will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(iii) below) as of the date hereof and at the Closing Date, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the S-8 Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Final Prospectus or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use in the preparation thereof. The Registration Statement and S-8 Registration Statement contain all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No stop order preventing or suspending the effectiveness or use of the Registration Statement, the S-8 Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are threatened by the Commission.

(ii) The documents incorporated by reference in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package and any Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) (A) The Company has provided a copy to the Representatives of each Issuer Free Writing Prospectus (as defined below) used in the sale of Shares. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no stop order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are threatened by the Commission. No Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, has, does or will include any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the S-8 Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use in the preparation thereof. As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale Disclosure Package” means the Base Prospectus, the Preliminary Prospectus Supplement, each Issuer Free Writing Prospectus, and any description of the transaction provided by the Representatives on behalf of any Underwriter included on Schedule III.

(2) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act. For the avoidance of doubt, the term “Issuer Free Writing Prospectus” shall not include any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was prepared by any Underwriter or provided to any person by any Underwriter without the knowledge and consent of the Company.

(B) At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iv) The financial statements of the Company, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in or incorporated by reference into the Registration Statement and the S-8 Registration Statement present fairly in all material respects the information required to be stated therein. No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included or incorporated by reference in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus. To the Company’s knowledge, Burr Pilger Mayer, Inc., which has expressed its opinion with respect to the audited consolidated financial statements of the Company for the fiscal years ended December 31, 2014 and 2013, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(v) The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vi) Any statistical or market-related data included or incorporated by reference in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(vii) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed or approved for listing on the NYSE MKT. There is no action pending by the Company or, to the Company’s knowledge, NYSE MKT to delist the

Common Stock from the NYSE MKT, nor has the Company received any notification that the NYSE MKT is contemplating terminating such listing. As of the Closing Date, the Shares will have been duly authorized for listing on the NYSE MKT, subject to official notice of issuance.

(viii) The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ix) The Company is not required to, and, after giving effect to the offering and sale of the Shares, will not be required to, register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(x) The Company was at the time of filing the Registration Statement, and at the date hereof, remains eligible to use Form S-3 under the Securities Act, including without limitation, by meeting the requirement in General Instruction I.B.1 to Form S-3 to have the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company meet or exceed $75 million. The aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company on August 7, 2015 was $77,568,112.38 based on a closing share price of $2.42 per share and 32,052,939 outstanding shares held by non-affiliates.

(b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

(i) Such Selling Stockholder now has and at the Closing Date will have good and marketable title to the Selling Stockholder Shares to be sold by such Selling Stockholder, as set forth in Schedule II hereto, free and clear of any liens, encumbrances, equities and claims, and the full right, power and authority to effect the sale and delivery of such Selling Stockholder Shares; and upon the delivery of, against payment for, such Selling Stockholder Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(ii) Such Selling Stockholder has all requisite right, power and authority to execute and deliver this Agreement, and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder. The execution and delivery of this Agreement and the consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not (A) require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Securities Act, state securities laws or blue sky laws), (B) will not result in a breach of any of (1) any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or (2) any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

(iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock and, other than as permitted by the Securities Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

(iv) No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or under which he or it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

(v) Such Selling Stockholder acquired the Selling Stockholder Shares to be sold by such Selling Stockholder pursuant to the Company’s 2008 Equity Incentive Plan, at the time of acquisition such Selling Stockholder Shares were registered on a Form S-8 registration statement in compliance with all applicable securities laws, and as of the Closing Date such Selling Stockholder Shares are registered on the S-8 Registration Statement in compliance with all applicable securities laws.

(vi) There are no affiliations or associations between any member of the NASD and such Selling Stockholder or any affiliate of such Selling Stockholder.

(vii) The sale of the Selling Stockholder Shares pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement, the S-8 Registration Statement and the Prospectus or the documents incorporated by reference therein.

(c) Any certificate that is signed by any officer of the Company and delivered to the Representatives shall be deemed a representation and warranty by the Company to each Underwriter and to the Representatives’ counsel as to the matters covered thereby.

3. Representations and Warranties Regarding the Company.

(a) The Company represents and warrants to and agrees with, the several Underwriters, except as set forth in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as follows:

(i) Each of the Company and its significant subsidiaries (as such term is defined in Rule 1-02(10) of Regulation S-X) has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization. Each of the Company and its significant subsidiaries has the corporate or company power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other legal entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in the Company’s ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

(ii) The Company has the corporate power and authority to enter into this Agreement and to issue and sell the Company Shares as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state law and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, including that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Company Shares as contemplated herein.

(iii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or bylaws, each as amended, except in the case of clauses (A) and (B), to the extent not reasonably likely to result in a Material Adverse Effect.

(iv) Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, bylaws or other equivalent organizational or governing documents, each as amended, except where the violation, breach or default in the case of a subsidiary of the Company is not reasonably likely to result in a Material Adverse Effect.

(v) All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than (A) any such consents, approvals, orders, authorizations and filings to be obtained or made after the date of this Agreement under the Securities Act, the Exchange Act, the Rules and Regulations and applicable state and foreign securities laws in connection with the offer and sale of the Shares, (B) the listing of the Shares on the NYSE MKT, and (C) such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi) All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Each share of outstanding Common Stock has rights (the “Rights”) attached thereto to purchase Series A Junior Preferred Stock issued pursuant to the Rights Agreement dated December 16, 2011 by and between the Company and American Stock Transfer & Trust Company, LLC as amended on December 16, 2014 in the Amended and Restated Rights Agreement (the “Rights Agreement”). The Rights attached to shares of the Company’s outstanding Common Stock have been duly authorized, and the Series A Junior Preferred Stock related to such Rights has been duly authorized and validly reserved for issuance upon exercise of the Rights in accordance with the terms of the Rights Agreement. Except for the Shares and the Rights and, (A) the issuance or grant of securities pursuant to employee equity incentive plans or pursuant to the exercise of outstanding options, warrants or rights, or (B) the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company, in each case as such (1) equity incentive plans, (2) outstanding options, warrants or rights, (3) agreements, are described in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

(vii) The Company Shares, when issued and duly paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, issued in compliance with all applicable securities laws, and be free of preemptive, registration or similar rights and the Rights attached to those Company Shares have been duly authorized, and the Series A Junior Preferred Stock related to such Rights has been duly authorized and validly reserved for issuance upon the exercise of the Rights in accordance with the terms of the Rights Agreement.

(viii) The Rights Agreement between the Company and the rights agent party thereto constitutes a valid and binding agreement of each such party enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law); and when issued in accordance with the terms of the Rights Agreement, the Rights, including those associated with the Shares, constitute valid and binding obligations of the Company and the Registration Statement, the Time of Sale Disclosure Package and the Prospectus contain a summary of the terms of the Rights Agreement, which summary is accurate and fair in all material respects.

(ix) Except as otherwise stated in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s certificate of incorporation, bylaws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound. Neither the filing of the Registration Statement, the S-8 Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, other than such rights that have been waived.

(x) Except as otherwise stated in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

(xi) Each of the Company and its subsidiaries has (A) filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, and (B) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed, in each of cases (A) and (B), except (1) with respect to any taxes that are being contested in good faith and (2) to the extent not reasonably likely to result in a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Representatives or their legal counsel, (x) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and (y) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(xii) Since the respective dates as of which information is given in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (B) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (C) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance, repurchase or forfeiture of restricted stock awards or restricted stock units under the Company’s existing stock awards plans, or any new grants thereof in the ordinary course of business), (D) there has not been any change in the Company’s long-term or short-term debt, and (E) there has not been any Material Adverse Effect.

(xiii) There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, in each case, which is reasonably likely to result in a Material Adverse Effect.

(xiv) The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xv) The Company and its subsidiaries have good and marketable title to all owned property (whether real or personal) described in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except as described in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosing Package and the Prospectus, and those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xvi) The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) that are material to the business of the Company and its subsidiaries as currently carried on and as described in the Registration

Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(xvii) The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xviii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Company Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xix) The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xx) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except for any such dispute that is not reasonably likely to result in a Material Adverse Effect.

(xxi) Neither the Company, its subsidiaries, nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xxii) No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xxiii) There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

(xxiv) Except as disclosed to the Representatives in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxv) To the knowledge of the Company, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representatives and the Representatives’ counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering of the Shares.

(xxvi) None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxvii) Other than the Underwriters, the Company has not appointed or granted any right to any person to act as an underwriter or financial advisor to the Company with respect to the offer and sale of the Company Shares.

(xxviii) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (GAAP) and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and there are no material weaknesses (as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act).

(xxix) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

(xxx) To the Company’s knowledge, no transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any of the Company’s officers, directors or 5% stockholders or any affiliate or affiliates of any such officer, director or 5% stockholders that is required to be described that is not so described in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell the Firm Shares to the Underwriters and (ii) each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters the number of Selling Stockholder Shares set forth opposite such Selling Stockholder’s name on Schedule II hereto. The Underwriters agree, severally and not jointly, to (i) purchase from the Company the respective numbers of the Firm Shares set forth opposite the names of the Underwriters in Schedule I hereto and (ii) purchase from each Selling Stockholder the number of Selling Stockholder Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Selling Stockholder Shares to be sold by such Selling Stockholder by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company. The purchase price to be paid by the Underwriters to the Company for the Firm Shares and to the Selling Stockholders for the Selling Stockholder Shares shall be $1.598 per share (the “Per Share Price”).

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase some or all of the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, all or any portion of the Additional Shares at the price per share equal to the Per Share Price, as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. The number of Additional Shares to be purchased by each Underwriter shall be the same percentage

(as adjusted by the Representatives to eliminate fractions) of the total number of Additional Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. This option may be exercised by the Representatives at any time (but not more than once) on or before the thirtieth (30th) day following the date hereof, upon written notice from the Representatives to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that, unless the Company and the Representatives otherwise agree, the Option Closing Date shall not be earlier than the Closing Date (as defined below) with respect to the Firm Shares, nor earlier than the first business day after the date on which the option shall have been exercised, nor later than the fifth business day after the date on which the option shall have been exercised.

Payment of the purchase price for and delivery of the Additional Shares shall be made on the Option Closing Date in the same manner and at the same office as the payment for the Shares as set forth in subparagraph (c) below.

(c) The Shares will be delivered by the Company and the Selling Stockholders, as applicable, to or as instructed by the Representatives for the respective accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds to the accounts specified by the Company and the Selling Stockholders, or such other location as may be mutually acceptable, at 7:00 a.m. pacific standard time, on the third (or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) business day following the date hereof, or at such other time and date as the Representatives, the Company and the Selling Stockholders determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares and the Selling Stockholders Shares, or the Additional Shares, as applicable, is referred to herein as the “Closing Date.” Delivery of the Shares shall be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

5. Covenants and Other Agreements.

(a) The Company covenants and agrees with the Underwriters as follows:

(i) During the period beginning on the date hereof and ending on the later of the Closing Date or such date, as reasonably determined by the Representatives, the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which any Representative reasonably objects.

(ii) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (A)

of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement, the S-8 Registration Statement, or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement or the S-8 Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the S-8 Registration Statement or of any order preventing or suspending their use or the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii) (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement, the S-8 Registration Statement and the Prospectus. If during such period any event occurs the result of which would cause the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representatives or their counsel to amend the Registration Statement or the S-8 Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will, promptly following the time it becomes aware of such opinion, notify the Representatives and amend the Registration Statement or the S-8 Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B) During the Prospectus Delivery Period, if at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the S-8 Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv) The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, (B) to execute a general consent to service of process in any state, or (C) to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(v) The Company will furnish to the Representatives and counsel for the Representatives copies of the Registration Statement, the S-8 Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case promptly after they become available and in such quantities as any Representative may from time to time reasonably request.

(vi) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii) The Company will pay or cause to be paid: (A) all expenses (including transfer taxes allocated to the respective transferees) incurred by the Company in connection with the delivery to the Underwriters of the Shares, (B) all expenses and fees incurred by the Company (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement or the S-8 Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Representatives’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under FINRA rules or under the securities or blue sky laws of the states and other jurisdictions that the Representatives shall reasonably request, (D) the fees and expenses of any transfer agent or registrar of the Shares, (E) NYSE MKT listing fees, if any, and (F) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to the foregoing, on the initial Closing Date the Company will reimburse the Representatives up to $100,000 for fees, costs, disbursements and out-of-pocket expenses incurred by the Representatives, including fees and costs of Representatives’ counsel, in connection with the transactions contemplated hereby. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 9, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder.

(viii) The Company intends to apply the net proceeds from the sale of the Company Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Final Prospectus.

(ix) The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x) The Company hereby agrees that, without the prior written consent of the Representatives, it will not, during the period ending ninety (90) days after the date hereof (“Lock-Up Period”), (A) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (C) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Prospectus and the vesting of restricted stock awards or units, (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant, redemption or forfeiture of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) or as new employee inducement grants, or (4) the issuance of Common Stock or warrants to purchase Common Stock in connection with mergers or acquisitions of securities, businesses, property or other assets, joint ventures, strategic alliances, equipment leasing arrangements or debt financing. Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the

Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive such extension in writing.

(b) The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the free writing prospectus included in Schedule III. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(c) The Representatives covenant and agree that the Representatives will pay or cause to be paid all expenses incurred by the Selling Stockholders in connection with the transactions contemplated hereby in an amount equal to $28,764; provided, however, that if this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 9, the Representatives shall have no obligation to pay such expenses to the Selling Stockholders.

6. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, the performance by the Company and the Selling Stockholders of their obligations hereunder and the following additional conditions:

(a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement and the S-8 Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or the S-8 Registration Statement or any part thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(b) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) None of the Underwriters shall have reasonably determined and advised the Company that the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus (or any amendment thereof or supplement thereto) or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in any Underwriter’s reasonable opinion, is material, or omits to state a fact which, in any Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e) On the Closing Date, there shall have been furnished to the Representatives (i) an opinion and negative assurance letter of Crowell & Moring LLP, dated the applicable Closing Date, addressed to the Underwriters, in substantially the form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit A, and (ii) a disclosure letter of K&L Gates LLP, dated the applicable Closing Date, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(f) At the time of execution of this Agreement, the Representatives shall have received a letter from Burr Pilger Mayer, Inc., executed and dated such date and addressed to the Underwriters, confirming that it is an independent public accountant within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, including any financial information contained in Exchange Act Reports filed by the Company or incorporated by reference in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and other matters reasonably requested by any Representative.

(g) On the Closing Date, the Representatives shall have received a letter (a “Bring-down Letter”) from Burr Pilger Mayer, Inc., addressed to the Underwriters and dated the applicable Closing Date, confirming, as of the date of such Bring-down Letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such Bring-down Letters), the conclusions and findings of said firms, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, and other matters covered by its respective letter delivered to the Underwriters concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 6.

(h) On the Closing Date, there shall have been furnished to the Representatives a certificate, dated the Closing Date and addressed to the Underwriters, signed by either the chief executive officer or the chief financial officer of the Company, in their capacity as such on behalf of the Company, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date.

(ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement, the S-8 Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(i) On the Closing Date, or the Option Closing Date, as applicable, the Company shall have furnished to the Representatives a certificate signed by the Company’s secretary including copies of (i) all resolutions of the Company’s Board of Directors or committees thereof relating to the Registration Statement and the offer and sale of the Shares and (ii) the Company’s certificate of incorporation and bylaws, each as amended and in effect on the Closing Date.

(j) The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the offer and sale of the Shares, including as an exhibit thereto this Agreement.

(k) Each of the Company’s executive officers and directors shall have executed and delivered to the Representatives a Lock-up Agreement, substantially in the form attached hereto as Exhibit B.

(l) The Common Stock shall be registered under the Exchange Act and shall be listed on the NYSE MKT, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the NYSE MKT, nor shall the Company have received any information suggesting that the Commission is contemplating terminating such registration or listing.

(m) On the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such additional information, certificates, opinions or documents as the Representatives may reasonably request.

If any condition specified in this Section 6 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice to the Company at any time at or prior to the applicable Closing Date specifying in reasonable detail the reason for such termination, and such termination shall be without liability of any party to any other party, except that Section 5(a)(vii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such persons may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the S-8 Registration Statement, including the information deemed to be a part of the Registration Statement or the S-8 Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, the S-8 Registration Statement or the Prospectus), or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (or any legal or other expense reasonably incurred in connection with the evaluation, investigation or defense thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use in the preparation thereof.

(b) Each of the Selling Stockholders agrees, severally and not jointly, to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such persons may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the S-8 Registration Statement, including the information deemed to be a part of the S-8 Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the S-8 Registration Statement), or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by such Selling Stockholder in writing to the Company expressly for use therein, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that no Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action (or any legal or other expense reasonably incurred in connection with the evaluation, investigation or defense thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or such Selling Stockholder through the Representatives by or on behalf of any Underwriter specifically for use in the preparation thereof.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Selling Stockholders, the Company, its affiliates, directors, officers, and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Selling Stockholders, the Company or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of such Underwriter specifically for use in the preparation thereof, and will reimburse the Selling Stockholders and Company for any legal or other expenses reasonably incurred by the Selling Stockholders and the Company in connection with evaluating, investigating or defending against any such loss, claim, damage, liability or action.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party; (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party or parties shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a), (b) or (c) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party and reimbursed to the indemnified party or parties as incurred within 60 days after presenting a statement for the same to the Company; it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus local counsel).

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or the Representatives by or on behalf of any Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount of such Underwriter’s discount and commissions referenced in Section 4(a) actually received by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several and not joint, in proportion to their respective underwriting commitments pursuant to this Agreement.

(f) The obligations of the Company and the Selling Stockholders under this Section 7 shall be in addition to any liability that the Company and the Selling Stockholders may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that such Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Selling Stockholders and the Company, and officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g) For purposes of this Agreement, the Representatives confirm, and the Company and the Selling Stockholders acknowledge, that there is no information concerning the Underwriters furnished in writing to the Company or the Selling Stockholders through the Representatives by or on behalf of any Underwriter specifically for preparation of or inclusion in the Registration Statement, The S-8 Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of each Underwriter, and the statements set forth in the “Underwriting” section of the Final Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment, stabilization and related activities that may be undertaken by the Underwriters.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters, the Selling Stockholders and the Company contained in Section 5(a)(vii) and Section 5(c) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Selling Stockholders, the Company or any of their respective officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9. Termination of this Agreement.

(a) The Representatives shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s Common Stock shall have been suspended by the Commission or NYSE MKT or trading in securities generally on NYSE MKT, the New York Stock Exchange or the NASDAQ shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE MKT, NASDAQ, or the New York Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal, New York or California state authorities, or (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, that in the Representatives’ reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(vii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b) If the Representatives elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representatives by telephone, confirmed promptly thereafter by letter.

10. Default by One or More Underwriters.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that the Company and the Selling Stockholders have so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone their purchase of the Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, The S-8 Registration Statement, the Time of Disclosure Package or the Final Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the S-8 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Closing Date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Closing Date (other than by reason of any default on the part of the Company or the Selling Stockholders), or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then the Company will have the right, by written notice given within the following 36-hour period to the Representatives, to terminate this Agreement.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed, delivered or telecopied to the Representatives, c/o Cowen and Company, LLS, 599 Lexington Avenue, New York, NY 10022, Attention: Bradley Friedman and c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, telecopy number: (949) 720-7227, Attention: Managing Director; and if to the Company, shall be mailed, delivered or telecopied to it at GigOptix, Inc., 130 Baytech Drive, San Jose, CA 95134, telecopy number: (408) 522-3102, Attention: Dr. Avi Katz, with a copy (which shall not constitute notice) to Crowell & Moring LLP, 275 Battery St., 23rd Floor, San Francisco, CA 94111, telecopy number: (415) 986-2827, Attention: Jeffrey C. Selman; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, the Selling Stockholders and their respective successors and assigns and, with respect to Section 7, the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

13. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that: (a) each Underwriter has been retained solely to act as an underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Company or any Selling Stockholder on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company and Selling Stockholders following discussions and arms-length negotiations with the Underwriters and the Company and Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (c) they have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and the Selling Stockholders and that the Underwriters have no obligation to disclose such interest and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; (d) they have been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company or any Selling Stockholder.

14. Entire Agreement; Amendments and Waivers. This Agreement represents the entire agreement of the parties and supersedes all prior or contemporaneous written or oral agreements between them concerning the offer and sale of the Shares. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Company, the Representatives and the Selling Stockholders. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

17. Authority of the Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by any Representative will be binding on all the Underwriters.

18. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed and delivered in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

GIGOPTIX, INC.

By:	/s/ Avi Katz
Name:	Avi Katz
Title:	Chief Executive Officer

SELLING STOCKHOLDERS

Avi Katz

By:	/s/ Avi Katz

Andrea Betti-Berutto

By:	/s/ Andrea Betti-Berutto

John J. Mikulsky

By:	/s/ John J. Mikulsky

The foregoing Underwriting Agreement is hereby confirmed as of the date first above-mentioned.

COWEN AND COMPANY, LLC

Acting on its own behalf and as a Representative of the several Underwriters referred to in the foregoing Agreement

By:	COWEN AND COMPANY, LLC

By:	/s/ Andrew Mertz
Name:	Andrew Mertz
Title:	Managing Director

ROTH CAPITAL PARTNERS, LLC

Acting on its own behalf and as a Representative of the several Underwriters referred to in the foregoing Agreement

By:	ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name:	Aaron M. Gurewitz
Title:	Head of Equity Capital Markets

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased

Cowen and Company, LLC	3,800,000	570,000
Roth Capital Partners, LLC	3,800,000	570,000
Craig-Hallum Capital Group LLC	1,900,000	285,000

TOTAL	9,500,000	1,425,000

SCHEDULE II

Schedule of Selling Stockholders

Selling Stockholder	Number of Selling Stockholder Shares to be Sold

Avi Katz	250,000
Andrea Betti-Berutto	27,000
John J. Mikulsky	5,000

TOTAL	282,000

SCHEDULE III

ISSUER FREE WRITING PROSPECTUS

None.

EXHIBIT A

Form of Opinion and Negative Assurance Letter of Crowell & Moring LLP

[See attachment]

EXHIBIT B

Form of Lock-Up Agreement

[See attachment]

FORM OF

LOCK-UP AGREEMENT

August 21, 2015

Cowen and Company, LLC

599 Lexington Ave.

New York, NY 10022

Roth Capital Partners, LLC

888 San Clemente Dr.

Newport Beach, CA 92660

As Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

Re:	GigOptix, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an officer or director of the Company and an owner of record or beneficially of certain shares of common stock of the Company, $0.001 par value per share (“Common Stock”), or securities convertible into, exchangeable, or exercisable for Common Stock (“Securities”). The Company proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with you as Representatives of the underwriters, with respect to the public offering of Common Stock (the “Offering”). The undersigned acknowledges that the Offering will be of benefit to the undersigned. The undersigned also acknowledges that you and each underwriter to be named in the Underwriting Agreement will rely on the representations and agreements of the undersigned contained in this letter in connection with entering into the Underwriting Agreement and performing your and their obligations thereunder.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the Representatives’ prior written consent (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the

Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) (collectively, a “Disposition”) of any shares of Common Stock or any Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing (provided, however, that the undersigned may (i) complete one or more gift transfers of Securities to immediate family member(s) (as defined in Item 404(a) of Regulation S-K under the Exchange Act) who agree in writing to be similarly bound for the remainder of the Lock-up Period (as defined below); (ii) transfer Securities by will or the laws of descent and distribution or to one or more trusts for bona fide estate planning purposes, (iii) engage in transactions relating to the shares of Common Stock sold to the underwriter pursuant to the Underwriting Agreement, or (iv) transfer Securities to the Company or as may be required under any benefit plan of the Company, in each case without prior written consent and upon three (3) business days’ written notice to you), for a period commencing on the date of the Underwriting Agreement and continuing through the close of trading on the date sixty (60) days following the date of the Final Prospectus Supplement, as defined in the Underwriting Agreement, subject to adjustment as discussed below (the “Lock-up Period”). For the avoidance of doubt, nothing herein shall prevent the undersigned from, or restrict the ability of the undersigned to (a) purchase shares of Common Stock on the open market or under an employee stock purchase plan of the Company or (b) exercise any options or other convertible securities granted under any benefit plan of the Company.

The foregoing restrictions have been expressly agreed to preclude the holder of shares of Common Stock and/or the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of shares of Common Stock or Securities during the Lock-up Period, even if such shares of Common Stock or Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any shares of Common Stock or Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to, or derives any significant part of its value from shares of Common Stock or Securities.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless you waive, in writing, such extension. The Representatives agree to waive such extension if the provisions of NASD Rule 2711(f)(4) or any applicable successor rule are not applicable to the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Nothing in this Lock-up Agreement shall constitute an obligation to purchase shares of Common Stock or Securities of the Company. If the Underwriting Agreement does not become effective by September 30, 2015, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)